Catheter Precision, Inc.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held virtually on July 3, 2024 at 9:00 a.m. Pacific Time

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice to Stockholders, Proxy Statement and, Annual Report are available at www.viewproxy.com/VTAK/2024.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before June 19, 2024 to facilitate timely delivery.

Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials, are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL–ONLY ANNUAL MEETING.

To the Stockholders of Catheter Precision, Inc.:

The 2024 Annual Meeting of Stockholders of Catheter Precision, Inc. will be held virtually on July 3, 2024 at 9:00 a.m. Pacific Time. As a Registered Holder, you may attend the Annual Meeting via the Internet and vote your shares during the Annual Meeting by first registering at www.viewproxy.com/VTAK/2024 and then using your Virtual Control Number below. Your registration must be received by 8:59 p.m. Pacific Time on July 2, 2024. On the day of the Annual Meeting, if you have properly registered, you may log in using the password you received via email in your registration confirmation and follow the instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the section titled "*QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING.*"

Voting Items

Proposal 1. To elect two Class III directors.

Proposal 2. To approve an amendment to our amended and restated certificate of incorporation, as amended, to decrease our authorized common stock.

Proposal 3. To approve an amendment to our amended and restated certificate of incorporation, as amended, to effect a reverse stock split.

Proposal 4. To add two million shares to our 2023 Equity Incentive Plan.

Proposal 5. Nonbinding vote to approve executive compensation.

Proposal 6. Nonbinding vote regarding the frequency of voting on executive compensation.

Proposal 7. To ratify the appointment of WithumSmith+Brown, PC as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

Note: To transact such other business that may properly come before the Annual Meeting.

The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1, FOR Proposals 1, 2, 3, 4, 5, and 7, and EVERY THREE YEARS with respect to Proposal 6.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Material for this annual meeting and future meetings may be requested by one of the following methods:

INTERNET — Go to http://www.viewproxy.com/VTAK/2024. Have the 11-digit control number available when you access the website and follow the instructions.

TELEPHONE — **Call 1-877-777-2857 TOLL FREE**

E-MAIL — By e-mail at: requests@viewproxy.com

* If requesting material by e-mail, please send a blank e-mail with the company name and your 11-digit control number (located below) in the subject line. No other requests, instructions, or other inquiries should be included with your e-mail requesting material.

You must use the 11-digit control number located in the box below to attend the Annual Meeting virtually, to vote via Internet, or to request proxy materials.

VIRTUAL CONTROL NUMBER

Catheter Precision, Inc.

HOW TO REGISTER FOR THE VIRTUAL ANNUAL MEETING

The 2024 Annual Meeting of Stockholders of Catheter Precision, Inc. will be held virtually on July 3, 2024 at 9:00 a.m. Pacific Time. As a Registered Holder, you may attend the Annual Meeting via the Internet and vote your shares during the Annual Meeting by first registering at www.viewproxy.com/VTAK/2024 using your Virtual Control Number. Your registration must be received by 8:59 p.m. Pacific Time on July 2, 2024. On the day of the Annual Meeting, if you have properly registered, you may log in to the Annual Meeting by clicking on the link provided and using the password you received via email in your registration confirmations and following the instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the section titled "*QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING.*"

HOW TO REGISTER FOR THE VIRTUAL ANNUAL MEETING

To View The Annual Meeting Online:

Have your 11-digit control number in hand and visit www.viewproxy.com/VTAK/2024

To Request and Receive a Paper or E-mail Copy of the Company's 2024 Proxy Statement and 2023 Annual Report:

By Internet: www.viewproxy.com/VTAK/2024

Telephone: 1-877-777-2857 TOLL FREE

By E-Mail: requests@viewproxy.com. Please include the company name and your 11-digit control number in the subject line; do not include any other text or message in the e-mail.

HOW TO VOTE AT THE VIRTUAL ANNUAL MEETING

Via Internet Prior to the Annual Meeting:

Go to www.viewproxy.com/VTAK/2024. Have your 11-digit control number available and follow the prompts.

Your electronic vote prior to the Annual Meeting authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned a proxy card.

Via Internet During the Annual Meeting:

Go to www.viewproxy.com/VTAK/2024. Have your 11-digit control number available and follow the prompts.

Via Mail:

Request a paper copy of the materials which includes a proxy card. Follow the instructions on the proxy card for voting by mail.

Via Telephone:

Request a paper copy of the materials, which includes a proxy card. Follow the instructions on the proxy card for voting by telephone.